CARROLLTON BANCORP

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Carrollton Bancorp

As Independent Registered Public Accounting Firm, we hereby consent to the incorporation of our report dated February 23, 2007 on the consolidated financial statements of Carrollton Bancorp and Subsidiary included in this Form 10-K into Carrollton Bancorp’s previously filed registration statements on Form S-8, File Nos. 333-82915 and 333-120929.

/s/ Rowles & Company, LLP

Baltimore, Maryland
February 23, 2007

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